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                                                                   EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the captions "Experts" and "Selected Historical Consolidated Financial Information", and to the use of our report dated June 3, 1996, with respect to the consolidated financial statements of Casino America, Inc., and to the use of our report dated May 22, 1996, with respect to the financial statements of Louisiana Riverboat Gaming Partnership, in Amendment No. 2 to the Registration Statement (Form S-3 No. 333-7517) and related Prospectus of Casino America, Inc. for the registration of Senior Secured Notes.

                                          Ernst & Young LLP

Chicago, Illinois
July 29, 1996